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Exhibit 99.2

LAWSON SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

        On September 30, 2003, Lawson Software, Inc. ("Lawson") acquired Closedloop Solutions, Inc. ("Closedloop") for $4.24 million in cash, through a merger between Closedloop and Circle Acquisition, Inc., a wholly owned subsidiary of Lawson. Closedloop provides collaborative budgeting, planning and forecasting solutions using real-time, transactional functionality. The acquired assets consist of tangible assets, software applications, technologies and intangibles. The tangible assets acquired from Closedloop were used in its business of developing and providing software applications. Lawson intends to continue to use the acquired assets in the same capacity.

        The unaudited pro forma condensed combined balance sheet is presented as if the transaction had taken place on May 31, 2003. The unaudited pro forma condensed combined statement of operations is presented to reflect the acquisition of Closedloop as if it had occurred as of June 1, 2002. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Lawson and Closedloop, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed combined financial statements.

        The combining companies have different year-ends for reporting purposes. Lawson has a fiscal year-end of May 31; whereas, Closedloop had a fiscal year-end of October 31. The unaudited pro forma condensed combined financial statements as of and for the fiscal year-ended May 31, 2003, include Closedloop's unaudited financial statements as of and for the twelve months ended May 31, 2003.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Lawson included in Lawson's Form 10-K for the year ended May 31, 2003 filed with the Securities and Exchange Commission and the historical financial statements of Closedloop, included herein.

        The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets acquired have been recorded at their fair values as of the date of the acquisition. These amounts have been recorded based upon preliminary estimates as of May 31, 2003. The unaudited pro forma financial data are based on the assumptions and adjustments available at the time of the filing of this Form 8-K/A, as described in the accompanying notes, which Lawson believes are reasonable. The fair value of the consideration will be allocated to the net assets acquired based upon the fair values of such net assets at the effective date of the acquisition. The unaudited condensed combined pro forma statement of operations does not purport to represent what Lawson's results of operations actually would have been if the events described above had occurred as of the dates indicated or what Lawson's results will be for any future periods. The unaudited condensed combined pro forma financial statements are based upon assumptions, estimates and adjustments that Lawson believes are reasonable and are intended for informational purposes only. The future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified. Further adjustments to the acquired assets will be reflected as a change in goodwill.

        The pro forma adjustments do not reflect any operating efficiencies and related cost savings that could result with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical revenue for any future price or product offering changes nor any adjustments to selling, marketing or any other expenses for any future operating changes.

LAWSON SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
May 31, 2003
(unaudited)
(in thousands)

	Lawson(a)	Closedloop(b)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$153,071	$1,367	$(4,239	)(c)	$150,069
			(130	)(c)
Marketable securities	102,266	—	—		102,266
Trade accounts receivable, net	62,433	41	—		62,474
Deferred income taxes	14,373	—	153	(d)	14,526
Prepaid expenses and other assets	19,749	104	—		19,853

Total current assets	351,892	1,512	(4,216)		349,188
Long-term marketable securities	5,175	—	—		5,175
Property and equipment, net	21,364	739	(655	)(e)	21,448
Goodwill	31,410	—	999	(f)	32,409
Other intangible assets, net	12,533	—	3,100	(f)	15,633
Deferred income taxes	8,620	—	—		8,620
Other assets	1,215	835	—		2,050

Total assets	$432,209	$3,086	$(772)		$434,523

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$896	$349	$—		$1,245
Accounts payable	13,407	77	—		13,484
Accrued compensation and benefits	23,480	545	301	(g)	24,326
Other accrued liabilities	14,209	117	350	(g)	14,676
Deferred revenue and customer deposits	86,642	1,578	(1,030	)(h)	87,190

Total current liabilities	138,634	2,666	(379)		140,921
Long-term debt, less current portion	255	27	—		282
Other long-term liabilities	3,921	—	—		3,921

Total liabilities	142,810	2,693	(379)		145,124
Commitments and contingencies
Preferred stock	—	27,322	(27,322	)(i)	—
Stockholders' equity:
Common stock	1,058	5	(5	)(i)	1,058
Additional paid-in capital	309,637	674	(674	)(i)	309,637
Treasury stock, at cost	(28,824)	—	—		(28,824)
Deferred stock-based compensation	(3,117)	—	—		(3,117)
Retained earnings (deficit)	9,480	(27,608)	27,608	(i)	9,480
Accumulated other comprehensive income	1,165	—	—		1,165

Total stockholders' equity	289,399	(26,929)	26,929		289,399

Total liabilities and stockholders' equity	$432,209	$3,086	$(772)		$434,523

See accompanying notes to pro forma financial information

LAWSON SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended May 31, 2003
(unaudited)
(in thousands, except share and per share data)

	Year Ended May 31, 2003
	Lawson(a)	Closedloop(b)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License fees	$77,614	1,131	—		$78,745
Services	266,704	956	—		267,660

Total revenues	344,318	2,087	—		346,405
Cost of revenues:
Cost of license fees	14,367	730	625	(j)	15,722
Cost of services	141,717	1,053	—		142,770

Total cost of revenues	156,084	1,783	625		158,492

Gross profit	188,234	304	(625)		187,913
Operating expenses:
Research and development	59,115	3,449	—		62,564
Sales and marketing	102,963	2,126	—		105,089
General and administrative	29,972	1,473	—		31,445
Other general expenses	—	—	—		—
Restructuring charge	6,035	—	—		6,035
Amortization of acquired intangibles	877	—	121	(j)	998

Total operating expenses	198,962	7,048	121		206,131

Operating (loss)	(10,728)	(6,744)	(746)		(18,218)
Other income (expense):
Interest income	4,591	28	(60	)(k)	4,559
Interest expense	(134)	(382)	—		(516)

Total other income (expense)	4,457	(354)	(60)		4,043
(Loss) before income taxes	(6,271)	(7,098)	(806)		(14,175)
Income tax benefit	(2,446)	—	(3,082	)(l)	(5,528)

Net (loss) income	$(3,825)	(7,098)	2,276		$(8,647)

Net (loss) per share:
Basic	$(0.04)				$(0.09)

Diluted	$(0.04)				$(0.09)

Shares used in computing net (loss) per share:
Basic	98,164,818				98,164,818

Diluted	98,164,818				98,164,818

See accompanying note to pro forma financial information

LAWSON SOFTWARE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)
(in thousands)

1.     Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined financial statements of Lawson have been prepared based on assumptions relating to the allocation of consideration paid to the assets and liabilities of Closedloop based on preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma condensed combined financial statements after a final valuation and other procedures have been completed. Below are tables of the estimated acquisition costs and estimated purchase price allocation.

Estimated acquisition price:
Cash consideration paid	$4,239
Acquisition costs	130
Accrued facility closure and severance expenses	651

Total consideration	5,020
Less cash acquired	(1,367)

Net consideration paid	$3,653

Estimated purchase price allocation:
Tangible net assets (liabilities) acquired	$(446)
Intangible assets	3,100
Goodwill	999

Total	$3,653

2.     Pro Forma Adjustments

(a)
Derived from Lawson's Form10-K filing as of and for the year-ended May 31, 2003.

(b)
Derived from Closedloop's unaudited financial statements as of and for the twelve months ended May 31, 2003.

(c)
To record the estimated cash consideration and direct acquisition costs relating to the acquisition.

(d)
To record additional deferred tax assets resulting from the acquisition. Lawson fully expects to realize the deferred tax assets given its historical and expected operating results.

(e)
To reduce Closedloop property and equipment to estimated fair value based on planned use.

(f)
To record estimated goodwill and identified intangible assets resulting from the acquisition. Estimated intangible assets include acquired technology of $2,500, customer list of $500 and a non-compete clause of $100.

(g)
To record accrued cost relating to facility closure of $350 and severance costs of $301.

(h)
To reduce Closedloop deferred revenue to estimated fair value in accordance with Emerging Task Force Issue No. 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(i)
To eliminate the historical redeemable convertible preferred stock and stockholders' deficit of Closedloop.

(j)
To record the estimated amortization of identified intangibles resulting from the acquisition based on estimated lives of four years for acquired technology, seven years for the customer list and two years for the non-compete clause. Goodwill amortization is not recorded in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets".

(k)
To adjust for interest income lost at a weighted-average investment rate of 2% due to the cash paid, net of cash acquired, for the acquisition of Closedloop.

(l)
To adjust the income tax benefit relating to adjustments (j) and (k), and to reflect the assumed utilization of Closedloop's losses in Lawson's consolidated tax provision at Lawson's effective tax rate.

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  Exhibit 99.2
LAWSON SOFTWARE, INC. PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (unaudited)
LAWSON SOFTWARE, INC. PRO FORMA CONDENSED COMBINED BALANCE SHEETS May 31, 2003 (unaudited) (in thousands)
LAWSON SOFTWARE, INC. PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS Year Ended May 31, 2003 (unaudited) (in thousands, except share and per share data)
LAWSON SOFTWARE, INC. NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (unaudited) (in thousands)